                                                                    Exhibit 10.8

****CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 406 OF THE SECURITIES EXCHANGE ACT OF 1933, AS AMENDED.

                               SERVICES AGREEMENT

         This SERVICES AGREEMENT (this "Agreement") is made this 13th day of April, 1999, by and between QVC, Inc., a Delaware corporation ("QVC"), and The Knot, Inc., a Delaware corporation ("Company"), individually a "Party," and collectively, the "Parties."

         WHEREAS, Company is the owner and operator of a site on the world wide web located at the domain name address of www.theknot.com (the "Company Site" or "Company's Site");

         WHEREAS, the purpose of the Company Site is to provide content, commerce and services related to weddings to users who visit the Company Site;

         WHEREAS, it is anticipated that customers of Company (individually a "Customer" and collectively "Customers") will order goods by means of the Company Site to be delivered to the Customers or recipients designated by the Customers (individually a "Recipient" and collectively the "Recipients"); and

         WHEREAS, Company and QVC desire that QVC provide certain fulfillment, customer service and information technology services to the Company on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


1. Term. This Agreement shall be for a term (the "Term") commencing on the date hereof and, unless sooner terminated as provided herein, terminating on the earlier of (i) the date five years after the Commencement Date (defined below), or (ii) the date that is four years after the date of closing of an underwritten public offering of the securities of Company with a per share price greater than $7.50 and aggregate proceeds in excess of $10,000,000. Upon the expiration or termination of this Agreement, other than pursuant to Section 12.2, the term of this Agreement shall be automatically extended for a period of 180 days or such shorter period as Company shall notify QVC.


2. Transition Period. Commencing on the date hereof and continuing for a period agreed to by the Parties, but in no event more than one hundred eighty (180) days hereafter, QVC and Company shall consult regarding the establishment of procedures for the transactions contemplated by this Agreement (the "Transition Period"). The last day of such period shall be referred to herein as the "Commencement Date." The parties shall exercise reasonable commercial efforts to cause the Commencement Date to occur as soon as possible after the date hereof.

3. Orders.

         3.1. A function of the Company Site is to accept orders from Customers for the purchase of goods from Company. For the purposes of this Agreement, all of the goods ordered from the Company Site will be classified as (i) goods purchased by Company from QVC from those

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goods then available for sale to the public by QVC through its televised shopping programming (individually a "QVC Good" and collectively "QVC Goods"),
(ii) goods purchased by Company from QVC from those goods (other than QVC Goods) then available for sale to the public through the iQVC internet site (individually an "iQVC Good" and collectively the "iQVC Goods) which goods are not usually held at a warehouse facility designated by QVC, (iii) goods other than QVC Goods or iQVC Goods purchased by Company and held at a QVC warehouse facility in anticipation of orders from Customers (individually a "Company Good" and collectively the "Company Goods"), and (iv) goods other than QVC Goods and iQVC Goods purchased by Company and not held at a QVC warehouse facility (individually a "Third Party Good" and collectively the "Third Party Goods"). Notwithstanding the foregoing, the QVC Goods and the iQVC Goods shall not include (i) goods advertised by QVC as being "exclusive" to QVC or iQVC, and
(ii) goods for which the vendor to QVC of such QVC Goods or iQVC Goods (a "QVC Vendor") has not licensed QVC to sell or re-sell the QVC Goods or the iQVC Goods to Company. QVC Goods, iQVC Goods, Company Goods and Third Party Goods shall be referred to herein individually as a "Good" and collectively as the "Goods."

         3.2. Commencing on the Commencement Date, at least once each day during the Term, Company shall transmit electronically to QVC in a file format established by QVC and acceptable to Company, an order file for each order of Goods received by Company through the Company Site (an "Electronic Order"). For each Electronic Order, Company shall pay QVC a fee (the "Electronic Order Fee") of US [****]. In the event that the Company elects pursuant to Section 8 of this Agreement to have QVC perform order taking functions for Goods ordered by means of telephone, facsimile or any means other than an Electronic Order (a "Telephonic Order"), Company shall pay QVC a fee (the "Telephonic Order Fee") of US $[****] for each Good ordered by means of a Telephonic Order. Electronic Orders and Telephonic Orders are referred to herein individually as an "Order" and collectively as the "Orders." The Electronic Order Fees and the Telephonic Order Fees are collectively referred to herein as the "Order Fees."

4. Purchase of Goods from QVC.

         4.1. Commencing on the Commencement Date, from time to time during the Term, Company may purchase QVC Goods and iQVC Goods from QVC.

         4.2. The price of each QVC Good and iQVC Good purchased by Company shall be an amount equal to [****] of the cost paid by QVC for such QVC Good or iQVC Good, including all taxes, tariffs and duties, however, excluding all QVC mark-ups relating to shipping and handling and storage charges.

         4.3. The transmission by Company to QVC of an Electronic Order will constitute an offer by Company to purchase the QVC Goods and iQVC Goods referenced in the Electronic Order. Each Telephonic Order shall be deemed to be an offer by Company to purchase the QVC Goods and iQVC Goods referenced in the Telephonic Order. During the Transition Period, the Parties will establish procedures for the modification and cancellation of Orders.

         4.4. Company shall provide QVC with resale tax certificates when and in the form reasonably requested by QVC from time to time.

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         [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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5. Fulfillment Services.


         5.1. After the receipt by QVC of an Order for a QVC Good, QVC shall segregate such QVC Good from inventory held for sale by QVC and locate such QVC Good in a portion of a warehouse facility designated by QVC for the storage of Goods purchased by Company (the "Company Location"). Upon such segregation, title to the QVC Good shall pass to Company, but, subject to the provisions of
Section 13.3, QVC shall be liable for loss or damages to any QVC Goods resulting from theft, mishandling, breakage or destruction by QVC while in the possession of QVC. In addition to the purchase price referred to in Section 4.2. and the Order Fee, Company shall pay to QVC a warehouse fee of US$9.25 for each QVC
Good so segregated.


         5.2. After the receipt by QVC of an Order for an iQVC Good, QVC shall order such iQVC Good from QVC's vendor of such iQVC Good (a "QVC Vendor"). As indicated in the Order, QVC shall instruct the iQVC Vendor either (i) to ship the iQVC Good to a warehouse facility designated by QVC, in which event [****] provided however to the extent that the iQVC Goods exceed such weight and dimension standards, QVC shall pay [****] of the shipping charges and Company shall pay the balance, or (ii) to ship the iQVC Good directly to the Customer or the Recipient, in which event Company will pay the shipping charges or reimburse QVC for the shipping charges paid by QVC. Title to the iQVC Good shall pass to Company at such time as the iQVC Good is received at the warehouse facility designated by QVC and is segregated. QVC shall make commercially reasonable efforts to cause the iQVC Goods being shipped directly to the Customer or the Recipient to be shipped without any indication to the Customer or Recipient that the Order for iQVC Goods was processed through QVC.

         5.3. When iQVC Goods are received at a warehouse facility from an iQVC Vendor, QVC shall verify that the Customer, stock keeping unit and quantity of iQVC Goods received correspond to those subject to the Order. QVC will not perform product quality inspection. Visible carrier damage on iQVC Goods received, if any, will be reported to the shipper. QVC will issue a replacement order on behalf of Company with the iQVC Vendor. QVC agrees that it will assign to Company any rights that QVC possesses to pursue a claim that Company has against the iQVC vendor with respect to such damaged iQVC Good. Company assumes the risk of loss to all iQVC Goods in transit from the QVC Vendor to the warehouse facility designated by QVC. After the receipt of such iQVC Good, QVC will place such iQVC Good in the Company Location. In addition to the purchase price referred to in Section 4.2. and the Order Fee, Company shall pay to QVC a warehouse fee of US $9.25 for each iQVC Good placed in the Company Location. Subject to the provisions of Section 13.3, QVC shall be liable for loss or damages to any iQVC Goods resulting from theft, mishandling, breakage or destruction by QVC while in the possession of QVC.

         5.4. Company may from time to time purchase Company Goods in reasonable anticipation of Orders. Company may have such Company Goods shipped to a QVC warehouse facility designated by QVC and Company shall pay the shipping charges for such shipments. Company shall notify (the "Company Goods Notice") QVC of each such shipment. When

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         [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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Company Goods are received at a warehouse facility designated by QVC, QVC shall promptly verify that the stock keeping unit and quantity of Company Goods received correspond to those set forth in the Company Goods Notice and shall promptly notify Company of any discrepancies with respect to such information between the Company Goods Notice and the Company Goods received. QVC will not perform product quality inspection. Visible carrier damage on Company Goods received, if any will be reported to the shipper and the Company. Company assumes the risk of loss to all Company goods in transit from the vendor of the Company Goods to the QVC warehouse facility. After the receipt of such Company Goods, QVC will place such Company Goods in the Company Location. Company shall pay to QVC a warehouse fee of US $9.25 for each Company Good placed in the Company Location. Title to Company Goods will not pass to QVC. Notwithstanding the foregoing, in the event that a single package of Company Goods contains multiple items of the same Company Goods, Company shall pay to QVC a warehouse fee of US $9.25 for each such package of Company Goods placed in the Company Location and [****] for each "pick" of one or more Company Goods contained in such package in fulfillment of an Order, which [****] charge shall be made at the time of the picking.



         5.5. After the receipt by QVC of an Order for a Third Party Good, QVC shall retransmit such Order to Company. As indicated in the Order, Company shall instruct the vendor of the Third Party Good (a "Third Party Vendor") either (i) to ship the Third Party Good with documentation specified by QVC to a QVC warehouse facility designated by QVC, in which event the shipping charges will be paid by QVC for Third Party Goods weighing up to 15 pounds and not exceeding the shipper's standard rate cube/volume dimensions, or (ii) to ship the Third Party Good with documentation specified by QVC directly to the Customer or Recipient, in which event the shipping charges will be paid by Company or Company will reimburse QVC for the shipping charges paid by QVC. QVC shall not be paid a warehouse fee of US $9.25 for Third Party Goods shipped directly to the Customer or Recipient. Company shall pay the Third Party Vendor's selling price for the Third Party Good directly to the Third Party Vendor. Title to Third Party Goods will not pass to QVC. Company shall notify, or shall cause the Third Party Vendor to notify, QVC in a manner established by QVC, of the shipment of each Third Party Good directly to the Customer or the Recipient.



         5.6. When Third Party Goods are received from a Third Party Vendor, QVC shall verify that the Customer, stock keeping unit and quantity of Third Party Goods received correspond to those subject to the Order. QVC will not perform product quality inspection. Visible carrier damage on Third Party Goods received, if any, will be reported to the shipper and QVC will issue a replacement order on behalf of Company with the Third Party Vendor. Company assumes the risk of loss to all Third Party Goods in transit from the Third Party Vendor to the QVC warehouse facility. After the receipt of such Third Party Good, QVC will place such Third Party Good in the Company Location. In addition to the Order Fee, Company shall pay to QVC a warehouse fee of US $9.25 for each Third Party Good placed in the Company Location and for each replacement of a Third Party Good placed in the Company Location.



         5.7. If the Order for a Good located in the Company Location specifies that the Good is to be gift wrapped, QVC will gift wrap the Good prior to shipment to the Recipient in gift wrapping paper provided by Company. Company will pay to QVC US [****] for each Good gift wrapped. In QVC'S reasonable discretion, certain oversized Goods may not be eligible for gift wrapping.


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         [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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         5.8. On or about the date on which Order provides for a Good to be shipped, QVC will deliver the Good to a shipper designated by QVC. QVC will make reasonable efforts to ship all Goods to a Customer or a Recipient consistent with the shipping instructions is the Order. Each package of Goods shipped by QVC will include (i) a packing slip prepared by QVC based on the information contained in Order for such Goods and (ii) instructions for the return of the Goods by the Customer. QVC shall make commercially reasonable efforts to cause the Goods to be shipped by QVC to be shipped without any indication to the Customer or Recipient that the Order for the Goods was processed through QVC.

         5.9. Company, at its sole expense, shall provide QVC with an adequate supply of gift wrapping paper, shipping boxes and packaging materials for use by QVC in the packaging and shipping of Goods. QVC shall be under no obligation to gift wrap or ship any Goods for which it does not have adequate gift wrapping paper, shipping boxes and packaging materials. QVC will make commercially reasonable efforts to regularly notify Company of the inventory of such materials and the need for additional materials.

         5.10. All Goods delivered by QVC to a shipper shall be manifested by QVC in a form mutually acceptable to the Parties. Company shall pay all shipper's charges directly to shipper and, if Company elects for its shipments to be insured, pay all insurance charges.

         5.11. The Company Location shall consist of an area for the storage of Goods designated for specific Customers or Recipients ("Customer Storage Area") and an area for the storage of other Goods owned by Company ("Company Storage Area"). The Company Storage Area shall be divided into the "OK Company Storage Area" and the "Not OK Company Storage Area." In the event that a Customer or a Recipient alters the Order with respect to Goods which have already been placed in a Customer Storage Area, QVC shall relocate such Goods from the Customer Storage Area to the OK Company Storage Area. In the event that Orders are received for Goods located in the OK Company Storage Area, QVC shall make a reasonable effort to use such Goods to fill the Orders instead of using the procedures described in Sections 5.1., 5.2. and 5.4.

         5.12 Notwithstanding anything to the contrary contained herein, QVC shall not be obligated to receive, warehouse or ship any goods which do not comply with QVC policies; provided that QVC has provided Company in a timely manner with all changes to QVC policies relating to receiving, warehousing or shipping. By way of example, and not of limitation, QVC shall not be obligated to receive warehouse or ship any hazardous materials, foods, pornographic materials, goods containing alcohol, firearms and ammunition or goods that exceed QVC's size, weight or value limitations.

         5.13 QVC shall use commercially reasonable care for the safekeeping and safe handling of all Goods in its possession.

         5.14. Company shall have access to QVC's warehouse facilities at reasonable times for the purpose of performing inspections of the Goods and examining warehouse procedures.

         5.15. From time to time, Company and QVC shall consult regarding the advisability of including certain goods sold by QVC through its televised shopping program and through iQVC

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but which are likely to be subject to "stock-outs" among the goods that may be ordered by Customers from the Company Site.

         5.16. The fulfillment services complimenting by this Agreement shall be available to Company, Customer and Recipient five days per week fifty-two weeks per year excluding federal holidays.

6. Returns.

         6.1. Pursuant to the returns policy of Company, Customers and Recipients may return Goods to Company under conditions established by Company. QVC shall designate a QVC warehouse facility as the site to which returns of QVC Goods, iQVC Goods and Company Goods shall be made. QVC agrees to notify Company in a timely manner of any returns received on behalf of Company.

         6.2. QVC shall inspect any returns received to determine whether the return packaging is empty, contains a QVC Good, an iQVC Good or a Company Good, or contains another good. If the return packaging is empty, QVC will notify Company of such receipt. If the return packaging contains a Good, QVC will determine whether the packaging of the Good was opened after shipment; if it was opened or if there is visible damage to the packaging, QVC will locate the Good in the Not OK Company Storage Area; if it was not opened and there is not visible damage to the packaging, QVC will locate the Good in the OK Company Storage Area. If the return packaging contains anything other than a Good, QVC will locate the package in the Not OK Company Storage Area.


         6.3. Company shall pay to QVC a returns processing fee of US $9.25 for each empty package, each returned Good, and for each other good received at a QVC warehouse facility. Company shall not pay a returns processing fee of US $9.25 for each returned Good if the reason for the return was that the incorrect Good was shipped by QVC to the Customer or Recipient.


         6.4. From time to time, Company and QVC shall review the contents of the Company Storage Area. Company shall notify QVC of the disposition of the such contents which shall be shipped, at Company's expense, to locations designated by Company.

7. Order Management System.

         7.1. A record of each Order will be maintained on Company's and on QVC's order management system by Company and QVC, respectively.

         7.2. Each Electronic Order will include attributes established by QVC and Company including the Customer's name, account number, Goods ordered (including the QVC SKU number for each Good), gift wrap selection, Recipient's name and address, gift message, payment method, requested ship date and whether the Goods will be shipped from a QVC warehouse facility. The same information will be recorded by QVC with respect to each Telephonic Order.

         7.3. QVC's order management system, sourcing and manifesting system and returns system (the "Systems") will handle the forward flow of each Order through its life cycle. Among




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other functions, the Systems will add and/or update the Customer's records, insert each Order for QVC Goods into the QVC system, transmit by means of QVC electronic document interchange ordering and shipping instructions to iQVC Vendors and Company for iQVC Goods and Third Party Goods, respectively, cause a "fraud check" to be conducted with respect to the method of payment, cause picking orders and packing slips to be produced for Goods stored at Company Locations, identify on a daily basis the QVC Goods and iQVC Goods which are then out of stock, communicate to Company on at least a daily basis the status of each pending Order (e.g. canceled, picked, backordered, shipped, billed), transmit billing information to Company's credit card clearing house for shipped-confirmed Orders (but not transfers of funds or credits between the credit card clearing house and Company), accept return of Goods from Customers and Recipients, and post credits for returned Goods to Company's credit card clearing house (but not transfers of funds or credits between the credit card clearing house and Company) with respect to returned Goods.

         7.4. QVC will establish and maintain methods of reporting to Company such reports and in such formats as shall be mutually agreed, including reports of perpetual inventory located at a Company Location, projected Goods shipped, actual sales, order history of each Customer and Recipient, credit card transactions between Company and Company's credit card clearing house.

         7.5. Except for the customer services to be provided pursuant to
Section 8 of this Agreement, all communications with Customers and Recipients shall be conducted by Company.

         7.6. In the event Company desires QVC to provide additional information technology services, the Parties will enter into good faith negotiations to determine the scope of such services. For such services, Company shall pay QVC a fee of [****] per hour per person providing such services.

8. Customer Services.

         8.1. Upon notice from Company to QVC that QVC is to commence processing Telephonic Orders, QVC shall exercise commercially reasonable efforts to commence processing Telephonic Orders as soon as possible, but in no event shall QVC commence processing Telephonic Orders later 180 days after the receipt of such notice.

         8.2. In the event that Company desires QVC to provide additional customer services, the Parties will enter into good faith negotiations to determine the scope of such services. For such services, Company shall pay QVC a fee of [****] per hour per person providing such services.

9. Payments.

         9.1. On a monthly basis, QVC will provide Company with a detailed and itemized invoice for the amount of charges due to QVC under the terms of this Agreement. Company shall make payment of such charges which are not the subject of a good faith dispute to QVC, within 30 days after the delivery of such invoice.

         9.2. At its election, QVC may implement a cost tracking system to determine its costs of providing the services set forth in this Agreement. In the event that the cost tracking system determines that the fees to be paid by Company to QVC are not sufficient to allow QVC to

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         [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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receive an amount equal to [****] of its costs for such services, at any time after the third anniversary of the Commencement Date hereof, upon notice from QVC to Company, the parties shall enter into good faith negotiations to reestablish the fees to be paid by Company to QVC for the services to be provided under the terms of this Agreement, so that QVC shall be paid an amount equal to [****] of its costs to provide such services.

10. Insurance. Company shall maintain policies of property and casualty insurance with policy limits in amounts greater than the aggregate replacement value of the Goods, gift wrapping paper, shipping boxes, and packaging materials to which title has passed to Company and located at a QVC warehouse facility. Company and QVC shall each maintain policies of public or general liability insurance and policies of product liability insurance with policy limits of not less than [****] per occurrence. Each Party shall cause the other Party to be listed as an additional insured on such policies and such policies shall provide that they may not be canceled on less than 30 days written notice to the other Party.

11. Representations and Warranties. Each Party represents and warrants to the other as follows:

         11.1. It has all requisite power and authority to enter into this Agreement, and has duly authorized by all necessary corporate action the execution and delivery hereof by the officer whose name is signed on its behalf below.

         11.2. Its execution and delivery of this Agreement and the performance of its obligations hereunder, do not and will not conflict with or result in a breach of or a default under its organizational instruments or any other agreement, instrument, order, law or regulation applicable to it or by which it may be bound.

         11.3. This Agreement has been duly and validly executed and delivered by it and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights and except as enforcement is subject to general equitable principles.

         11.4. It is not in default under any contract that is material to the undertaking of its obligations under this Agreement.

12. Termination.

         12.1. In the event (i) Company fails to pay any amount when due hereunder and such failure is not cured within ten (10) days after written notice thereof from QVC to Company (excluding any amounts which are the subject of a good faith dispute), (ii) either Party fails to perform any material provision of this Agreement and such failure is not cured within thirty (30) days after written notice thereof is given, (iii) with respect to either Party, a Bankruptcy Event (as defined below) occurs, (iv) either Party assigns or attempts to assign this Agreement, or any of the obligations hereunder, in violation of Section 17 hereof, or (v) a breach by Company of any material covenant made to QVC pursuant to (a) Series B Stock Purchase Agreement, (b) Common Stock Warrant Certificate, (c) Voting Agreement, (d) Second Amended and Restated Investors' Rights Agreement or (e) Amended and Restated Right of First Refusal and Co-Sale Agreement, all dated of even date herewith which is not cured within 90 days after written notice

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         [****] REPRESENTS MATERIAL WHICH HAS BEEN REDACTED AND FILED
SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

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to Company, then, in each such case the other nondefaulting Party may terminate this Agreement by written notice to the defaulting Party without prejudice to any other rights and remedies it may have. A "Bankruptcy Event" shall mean with respect to either Party, as applicable, (i) the making by such Party of any assignment for the benefit of creditors of all or substantially all of its assets or the admission by such Party in writing of inability to pay all or substantially all of its debts as they become due; (ii) the adjudication of such Party as bankrupt or insolvent or the filing by such Party of a petition or application to any tribunal for the appointment of a trustee or receiver for such Party or any substantial part of the assets of such Party; or (iii) the commencement of any voluntary or involuntary bankruptcy proceedings, reorganization proceedings or similar proceeding with respect to such Party or the entry of an order appointing a trustee or receiver or approving a petition in any such proceeding.

         12.2. Upon the consummation of a sale of 50% or more of the voting power of Company to a party other any QVC or its affiliates, either party shall have the right to terminate this Agreement upon 120 days prior written notice.

         12.3. Company shall have the right, in its full discretion to terminate this Agreement at any time provided that Company provides QVC with 90 days prior written notice.

13. Limitation of Liability.

         13.1. QVC MAKES NO WARRANTY, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, RELATED TO ANY GOODS OR SERVICES, AND SUCH WARRANTIES ARE HEREBY DISCLAIMED.

         13.2. QVC shall not be responsible to Company for any damages arising out of, resulting from, by reason of or in connection with the Goods pursuant to this Agreement by QVC or its affiliates, agents or independent contractors, except to the extent that such liability arises from the gross negligence or willful or wanton misconduct of QVC or its affiliates, agents or independent contractors.

         13.3. Company's sole and exclusive remedy against QVC for any matter or claim arising under or relating to this Agreement and any transaction involving or relating to the Goods or the services to be provided by QVC pursuant to this Agreement (the "Support Services"), whether in contract, tort (including negligence) or otherwise, shall be (i) general money damages not in excess of the lesser of the actual direct damage to Company or the purchase price for the Goods or the Support Service Fee to which the claim relates, or (ii) an equitable order for specific performance of the Support Services. EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY QVC, IN NO EVENT WILL QVC BE LIABLE TO COMPANY FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF QVC WAS ADVISED OR AWARE OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT TO THE EXTENT MANDATED BY APPLICABLE LAW.

         13.4. Company shall indemnify and hold QVC, its affiliates, agents and independent contractors and each of their officers, directors and employees harmless from and against any and all liabilities, losses, damages, expenses, fines and penalties of any kind, including

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reasonable attorneys fees, incurred by any such party as a result of any claim made against such party arising out of, resulting from, by reason of, or in connection with the provision of the Goods or the Support Services, except where such liability, loss, damage, expense, fine or penalty results solely from such party's gross negligence or willful or wanton misconduct in providing the Goods or the Support Services hereunder.

         13.5. Subject to the provisions of Sections 13.1, 13.2 and 13.3, QVC shall indemnify and hold Company, its affiliates, agents and independent contractors and each of their officers, directors and employees harmless from and against any and all liabilities, losses, damages, expenses, fines and penalties of any kind, including reasonable attorneys fees, incurred by any such party as a result of any claim made against such party arising out of, resulting from, by reason of, or in connection with the breach of this Agreement by QVC

14. Taxes, Duties Royalties and Other Charges. All taxes (including sales, use and value added taxes) duties (including customs and import duties) royalties or other charges imposed in connection with the performance of this Agreement shall be paid by Company; provided however, that Company shall have no obligation under this Section 14 for federal, state or local income taxes or payments in the nature of taxes payable to any taxing authority by QVC. If QVC pays any taxes, duties or royalties on behalf of Company, Company shall reimburse QVC the total amounts paid within thirty (30) days of receipt of an invoice from QVC for the same.

15. Trademark and Trade Names. Neither Party shall use any trademarks, service marks, trade names, corporate names or intellectual property rights of the other Party without the prior written consent of such Party.

16. Relationship of the Parties. The relationship between QVC and Company under this Agreement is that of seller and buyer of goods and services. In providing the Goods and the Support Services hereunder, QVC and its affiliates, agents and independent contractors shall act as independent contractors for Company and not as agents of Company. Unless otherwise expressly authorized in writing by the Parties, neither Party shall have the right or authority to make any representation or warranty on behalf of the other Party, to assume or create any responsibility, express or implied, on behalf of or in the name of the other party, to act for or bind the other party in any manner whatsoever, or to accept payment from any person on behalf of the other Party.

17. Assignment. Neither this Agreement nor any right or obligation hereunder is assignable or transferable by either Party in whole or in part without the prior written consent of the other Party, and any such purported assignment without such consent shall be void. Notwithstanding the foregoing QVC shall have the right to assign this Agreement and its rights and obligations hereunder, without obtaining prior written consent of Company, to any entity with which QVC merges, any entity to which QVC transfers a substantial part of the assets or businesses to which this Agreement relates, or to any Affiliate of QVC or entity which controls QVC, so long as such assignee accepts such assignment of QVC's rights and obligations hereunder. Nothing in this Section 16 shall limit QVC's ability to subcontract to a third party any of QVC's obligations under the terms of this Agreement, provided that QVC obtains the consent of Company which shall not be unreasonably withheld.

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18. Force Majeure.

         18.1. Any delays in or failure by either Party hereto in the performance of any obligations hereunder shall be excused if and to the extent caused by occurrences beyond such party's reasonable control, including, but not limited to, acts of God, strikes or other labor disturbances, war, whether declared or not, sabotage, and any other cause or causes, whether similar or dissimilar, to those herein specified which cannot reasonably be controlled by such party, expect that this provision shall not apply to any breach of the payment obligations of Company. Additionally, in the event that further lawful performance hereof or any part hereof by either Party hereto shall be rendered impossible by or as a consequence of any law, or any act of any government or political subdivision thereof having jurisdiction over such Party or directly or indirectly over a parent company of such Party, such Party shall not be considered in default hereunder by reason of any failure to perform occasioned thereby, except that this provision shall not apply to any breach of the payment obligations of Company. In the event of non-performance, the applicable obligation hereunder will be extended for a period equal to the period of delay caused by the forces majeure described above. Each Party agrees to notify the other Party in writing of the cause of any delay of performance under this
Section 18.1.

         18.2 Notwithstanding the foregoing, any Party whose performance is delayed or rendered impossible as described in Section 18.1 above shall use its best efforts, without obligation to expend substantial amounts of money not otherwise required under the Agreement, to circumvent or overcome the cause of the delay. In the event that the delay should exceed 180 days, either party may, at its option, terminate this Agreement effective immediately, by giving notice to the other Party.

19. Notice. Any notice, demand, election or communication required, permitted or desired to be given between the parties hereunder shall be in writing and shall be sent by prepaid registered or certified mail, return receipt requested, or by commercial courier service, or electronic facsimile (but in the latter instance, also by mail or by commercial courier service). Notices, demands, elections or communications shall be deemed received on the first to occur of the following:
(i) when personally delivered; (ii) when actually received; or (iii) when sent by commercial courier service, five (5) days following the deposit thereof with such service. Notices, demands, elections or communications shall be addressed as follows (or to any other address which either party may designate to the other by written notice):

If to QVC:                                QVC, Inc.
                                          Studio Park
                                          West Chester, Pennsylvania 19380
                                          Attn: President
                                          FAX: 610-701-1380
With a copy to:                           QVC, Inc.
                                          Studio Park
                                          West Chester, Pennsylvania 19380
                                          Attn: General Counsel
                                          FAX: 610-701-1021

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If to Company:                     The Knot, Inc.
                                   462 Broadway, 6th Floor
                                   New York, New York 10003
                                   Attn: David Liu
                                   FAX: 212-219-1929

With a copy to:                    Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                   590 Madison Avenue
                                   New York, New York 10019
                                   Attn: Alan Siegel, Esq.
                                   FAX: 212-872-1002


20. Entire Agreement. This Agreement constitutes the entire Agreement between the Parties with respect to the subject matter hereof, and it supersedes all prior agreements between them with respect to such matters. This Agreement cannot be amended or modified in any manner except by a writing signed by the parties hereto. Notwithstanding the provisions of the Pennsylvania Uniform Commercial Code, if the Parties correspond with each other after the date hereof with purchase orders, invoices or other similar documentation, the terms and conditions of such documentation shall not modify this Agreement unless the Parties expressly agree in writing that they intend to modify this Agreement thereby.

21. Severability. Should any part or provisions of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provision shall be replaced with a revision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the balance of this Agreement shall remain in full force and effect and be binding upon the Parties hereto.

22. Waiver. No waiver of a breach or default hereunder shall be considered valid unless in writing and signed by the Party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

23. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of laws applicable therein. Each of the Parties hereto consents to the jurisdiction of the Court of Common Pleas of Chester County, Pennsylvania or the United States District Court for the Eastern District of Pennsylvania, which shall apply Pennsylvania law.

24. Proprietary Information. The Parties hereto agree that certain information of the other Party hereto used or made available in connection with this Agreement is proprietary and confidential ("Proprietary Information"). Proprietary Information shall include information of, entrusted to, or in the possession of the disclosing Party or any of its affiliates, employees, agents or representatives and disclosed to the receiving Party by or on behalf of the disclosing party or any of its affiliates, in writing, marked as confidential, and which is not generally made available to the public at large, including but not limited to financial data, costs, margins, software, computer

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
programming, mailing or other marketing lists, customer lists, sources of supply, salaries and other information concerning employees, any advertising, promotion, product or program concepts, plans or proposals, or any other information of a proprietary or non-public nature. Each Party will not permit the duplication or disclosure of the other Party's Proprietary Information by or to any person (other than employees, agents or representatives who must have such information in connection with the provision of the services contemplated hereby), unless the duplication or disclosure is specifically authorized in writing by the other Party. The Parties shall use reasonable measures and take reasonable action with respect to its employees, agents or representatives to ensure that its obligation of non-use and nondisclosure hereunder is satisfied. The obligations of a receiving Party shall not apply to Proprietary Information of the disclosing Party to the extent it is:

         a. information that is available or becomes available to the general public without restriction through no wrongful act or omission of the receiving Party;

         b. information received from a third party having the right to transfer said information;

         c. information that is independently developed by the receiving Party reference to Proprietary Information;

         d. information which is ascertainable from a visual inspection of the disclosing Party's products, services, news releases, advertising, promotional literature/material disseminated by the disclosing Party without restriction or public premises; or

         e. required to be disclosed pursuant to a subpoena or order of a court, agency or Government authority of competent jurisdiction that is binding on the receiving Party, provided that the receiving Party shall promptly notify disclosing Party thereof and permit disclosing Party to contest the same.

Upon the termination of this Agreement, the receiving Party of the Proprietary Information will promptly, and in any event upon request by the disclosing Party of the Proprietary Information deliver to the disclosing Party all Proprietary Information, including all written and electronically stored copies, then in the receiving Party's possession. Neither disclosing Party nor its affiliates, employees, agents or representatives will retain any copies, extracts or other reproductions, in whole or in part, of such Proprietary Information. At the disclosing Party's requests, all documents, memoranda, notes and other writings prepared by the receiving Party or its nor its affiliates, employees, agents or representatives based directly on the information in the Proprietary Information, or which quote from or summarize and Proprietary Information, will be destroyed as soon as reasonably practicable, and such destruction will be certified in writing to the disclosing Party by an authorized officer of the receiving Party supervising such destruction. The Parties hereto acknowledge that a breach of the covenant of confidentiality contained in this Agreement will result in irreparable and continuing damage to the disclosing Party for which there will be no adequate remedy at law. In the event of any breach of this Agreement, the receiving Party agrees that the disclosing Party will be entitled to seek an obtain specific performance of this Agreement by the receiving Party, including, upon making the requisite showing that it is entitled thereto, provisional injunctive relief restraining the receiving Party from committing such breach, in addition to such other and further relief, including monetary damages, as provided by law.

25. Covenant of QVC. During the term of this Agreement, QVC will not, directly or indirectly, own or operate or make any type of investment (other than a less than 5% ownership interest in a publicly traded entity) in any other corporation, limited partnership, limited liability company, joint venture or any similar organization or association that engages primarily in provision of wedding-related services.

26. Limited Warranties and Remedies.

         26.1. QVC warrants to Company that the Support Services provided shall be performed in a workmanlike manner with the same standard of care used in connection with QVC's iQVC and television shopping network transactions. QVC further warrants that the Support shall be free from material defects in workmanship. This warranty (the "Warranty") shall survive inspection, acceptance and payment for a period of one (1) year.


         26.2 If during the term of this Agreement Company believes that there is a breach of the Warranty, the Company shall notify QVC, setting forth in writing the nature of such claimed breach. QVC shall promptly investigate such breach and advise Company of QVC's planned corrective action. If such breach of the Warranty has not been corrected within a reasonable time, Company may, in addition to all other rights and remedies provided by law or this Agreement, but subject to the provisions of Section 13 of this Agreement, be refunded the US $9.25 warehouse fee associated with respect to the Goods subject to the Order affected by such breach.







                    [THIS SPACE IS LEFT BLANK INTENTIONALLY]



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
IN WITNESS WHEREOF, the Parties have executed this Services Agreement on the day first above written.

QVC, Inc.                               The Knot, Inc.


By:      /s/ John F. Luke               By:       /s/ David Liu

Title:   Executive VP                   Title:    President and Chief Executive
                                                  Officer


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